Independent Auditors' Report

The Board of Trustees and Shareholders
Evergreen Money Market Trust


We have audited the accompanying statements of assets and liabilities, including the schedules of investments of the Evergreen Florida Municipal Money Market
Fund, Evergreen New Jersey Municipal Money Market Fund, Evergreen Pennsylvania Municipal Money Market Fund and Evergreen Treasury Money Market Fund, portfolios of the Evergreen Money Market Trust, as of January 31, 2000, and the related statements of operations for the year then ended, the statements of changes in net assets for each of the years or periods in the two year period then ended and financial highlights for each of the years of periods in the sixty month period ended January 31, 2000. We also audited the accompanying statements of assets and liabilities, including the schedule of investments, of the Evergreen Money Market Fund and Evergreen Municipal Money Market Fund, also portfolios of the Evergreen Money Market Trust, as of January 31, 2000 and the related statements of operations, changes in net assets and financial highlights for the year then ended. These financial statements and financial highlights are the responsibility of the Funds' management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits. For the Evergreen Money Market Fund and the Evergreen Municipal Money Market Fund the statements of changes in net assets for the year ended January 31, 1999 and the financial highlights for the years or periods in the forty eight month period then ended were audited by other auditors, whose report dated March 12, 1999 expressed an unqualified opinion on those financial statements and financial highlights.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform our audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of January 31, 2000 by correspondence with the custodian. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of each of the portfolios of the Evergreen Money Market Trust as of January 31, 2000, the results of their operations, changes in their net assets and financial highlights for each of the years or periods described above in conformity with generally accepted accounting principles.


KPMG


Boston, Massachusetts
March 3, 2000